UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

TIGRENT INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0- 27403	84-1475486
(Commission File No.)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 542-0643

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2010, on July 16, 2010, as part of a company-wide restructure, the executive officers of Tigrent Inc. (the “Company”), including each of the “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), agreed to a temporary twenty percent (20%) reduction in their 2010 annual base salary effective as of August 1, 2010 (the “Salary Reduction”).  Also as announced, the Company agreed to review the Salary Reduction again in ninety (90) days and determine at that time whether to retain the reduced base salaries or to return to the base salaries in effect prior to the Salary Reduction.

On October 28, 2010, the Board of Directors of the Company made the determination to return to the base salaries in effect prior to the Salary Reduction.   The revised 2010 annual base salaries for all of our named executive officers for pay periods ending on or after October 29, 2010 are listed in Exhibit 10.01 and are incorporated herein by reference.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

10.01	2010 Annual Base Salaries of Named Executive Officers for pay periods ending on or after October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGRENT INC.

Dated: November 3, 2010
	By:	/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	2010 Annual Base Salaries of Named Executive Officers for pay periods ending on or after October 29, 2010